EXHIBIT 99.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Quaker 401(k) Plan For Hourly Employees (the “Plan”) on Form 11-K for the fiscal year ended December 31, 2002, as furnished to the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), Maria S. Renna and Dawn Werle, as Members of the PepsiCo Administration Committee, the Plan Administrator of the Plan, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Plan and will be retained by the Plan and furnished to the SEC or its staff upon request.

Dated: June 27, 2003	/s/ MARIA S. RENNA
Name: Maria S. Renna Title: Member of the PepsiCo Administration Committee, the Plan Administrator of the Plan

Dated: June 27, 2003	/s/ DAWN WERLE
Name: Dawn Werle Title: Member of the PepsiCo Administration Committee, the Plan Administrator of the Plan